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                                                                    EXHIBIT 99.1

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
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PAINEWEBBER R&D PARTNERS, L.P.,
On Behalf Of Itself And                 :
All Others Similarly Situated,
                                        :
               Plaintiff,
                                        :
          -against-                                COMPLAINT
                                        :          ---------
CENTOCOR, INC.,

               Defendant.               :
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          Plaintiff, by its attorneys, Morvillo, Abramowitz,
Grand, Iason & Silberberg, P.C., for its complaint, alleges upon knowledge as to its own acts, and upon information and belief as to the acts of others:

                              PARTIES
                              -------

     1.   Plaintiff PaineWebber R&D Partners, L.P. ("PWR&D"), a
Delaware limited partnership, having its principal place of business in New York, engages in product development programs in a wide range of technologies. PWR&D is a former limited partner in Centocor Partners II, L.P. ("CPII"), a Delaware limited partnership formed by defendant Centocor, Inc. ("Centocor") to research, develop and market a drug called Centoxin.

          2. Defendant Centocor is a corporation organized under the laws of the State of Pennsylvania, having its principal place of business at Great Valley Parkway, Malvern, Pennsylvania, 19355-1307. Centocor is a biopharmaceutical company specializing in the development and sale of antibody-based products.
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                         SUMMARY OF CLAIM
                         ----------------

     3. This is a breach of contract action in which PWR&D seeks to recover, on behalf of itself and all the other former limited partners of CPII, their share of certain payments Centocor received from Eli Lilly and Company ("Lilly"). In 1986, PWR&D and others purchased limited partnership interests in CPII. In early 1992, Centocor exercised an option to purchase the interests of the CPII limited partners. Pursuant to the agreement entered into between Centocor, CPII, Centocor Development Corporation II (the general partner of CPII) and each of the limited partners of CPII, Centocor agreed to pay the former limited partners of CPII 50% of any revenues Centocor derived in the future from the licensing or sublicensing of Centoxin. In July 1992 -- shortly after the interests of the CPII limited partners were purchased by Centocor -- Centocor licensed or sublicensed to Lilly the right to market Centoxin. The former limited partners of CPII are contractually entitled to 50% of the money Centocor received for this licensing or sublicensing of Centoxin. Centocor has claimed that most of the money derived from the transaction with Lilly was not for licensing or sublicensing Centoxin. That claim is false and a mere subterfuge to avoid paying PWR&D and the class members the substantial sums of money they are contractually entitled to receive.

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                   PLAINTIFF'S CLASS ALLEGATIONS
                   -----------------------------

          4. PWR&D brings this action as a class action pursuant to CPLR (SS) 901 on behalf of all former limited partners of CPII whose limited partnership interests were purchased by Centocor (the "Class"). Excluded from the Class are officers and directors of Centocor.

          5. The members of the Class are so numerous that joinder of all members is impracticable. The number of Class members is estimated to be approximately 950 entities or individuals.

          6. There are questions of law and fact common to the members of the Class which predominate over any questions which may affect only individual members in that defendant has acted on grounds generally applicable to the entire Class. Among the questions of law and fact common to the Class is whether Centocor breached its contract to make payments to the former limited partners of CPII pursuant to a Partnership Purchase Agreement dated February 21, 1992 and entered into between, inter alia, the
                                                  ----------
Class members, including PWR&D, and Centocor.

          7. PWR&D's claims are typical of the claims of the Class because all the Class members, including PWR&D, sustained damages which arose out of the defendant's wrongful conduct complained of herein.

          8. PWR&D is a representative party who will fairly and adequately protect the interests of the Class members. PWR&D has retained counsel who are experienced and competent in civil

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litigation including class actions.  PWR&D has no interests which are contrary to or in conflict with those of the Class it seeks to represent.

          9. A class action would be superior to other available methods for the fair and efficient adjudication of this controversy. PWR&D knows of no difficulty to be encountered in the management of this action that would preclude its maintenance as a class action.

              FORMATION OF RELATIONSHIP WITH CENTOCOR
              ---------------------------------------

          10. In 1986, Centocor formed CPII to raise money for the research, development, and marketing of the drug called Centoxin. The money was raised through the sale of limited partnership interests in CPII. PWR&D purchased approximately thirteen percent of those interests. PWR&D was the largest single investor in CPII.

          11. In December 1986, CPII entered into a number of agreements with Centocor. Those agreements provided, among other things, that Centocor would use its best efforts on behalf of CPII to research and develop Centoxin. Centocor and CPII also entered into a joint venture pursuant to which Centocor would manufacture and market Centoxin or would sublicense those obligations to third parties. Centocor also received the option to purchase the limited partnership interests of the CPII investors.

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     CENTOCOR PURCHASES THE CPII LIMITED PARTNERS' INTERESTS
     -------------------------------------------------------

          12. On February 21, 1992, Centocor exercised its option to purchase the limited partnership interests of the CPII investors, paying them (including PWR&D) $12,375,000. At the time Centocor exercised that option, Centocor believed that the rights to research, develop, and market Centoxin were extremely valuable. Centocor had filed applications for approval to market Centoxin in the United States and other countries, and Centoxin had already been introduced in Europe.

          13. At the time Centocor exercised its option to purchase the limited partnership interests of the CPII investors, Centocor agreed in writing to make additional payments to the former limited partners of CPII. Under the Partnership Purchase Agreement, Centocor became obligated to pay the Class (including PWR&D) 50% of Centocor's revenues from the licensing or sublicensing of Centoxin and 8% of Centocor's revenues from Centoxin sales. Thus, the agreement between Centocor and the limited partners of CPII obligates Centocor to make payments to the former limited partners of CPII if Centocor were to license or sublicense to third parties the right to make, have made, use or sell Centoxin, or if Centocor were to sell or otherwise dispose of Centoxin. The agreement further provides that payments of "Sublicense Revenues" and "Revenues" are due on the

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last business day of the calendar quarter in which they are earned.

                       THE LILLY TRANSACTION
                       ---------------------

          14. Less than five months later, on July 15, 1992, Centocor entered into three related agreements with Lilly pursuant to which Lilly paid Centocor a total of $100 million. Centocor allocated $50 million as payment for two million shares of Centocor common stock and most of the remaining $50 million as payments related to Centoxin.

          15. In the Sales and Distribution Agreement entered into between Centocor and Lilly, Centocor granted to Lilly the exclusive right to market Centoxin. Centocor agreed to manufacture sufficient Centoxin to meet Lilly's needs. The agreement also granted Lilly certain rights with respect to another Centocor product called CentoRx.

          16. At the same time Lilly and Centocor entered into an agreement entitled Reimbursement Agreement. In that agreement, Lilly agreed to pay Centocor a sum of money for (a) training Lilly sales personnel for a ninety-day period beginning the day of the closing and (b) six-months' worth of promotional materials. That agreement further provided that Lilly would ostensibly "reimburse" Centocor for expenses Centocor had incurred in developing a market for Centoxin and expenses Centocor would incur in ongoing clinical development of Centoxin.

          17. In the Investment Agreement entered into between Lilly and Centocor, Lilly purchased 2 million shares of Centocor

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stock, purportedly for $50 million, or $25 per share.  On July
15, 1992, the market price of Centocor common stock was $15 per share. Thus, Lilly purported to pay $10 per share above the $15 per share market price for the Centocor stock.

          18. Except for (a) the $500,000 paid to Centocor by Lilly for certain rights Lilly obtained regarding CentoRx and (b) the value of the Centocor stock purchased by Lilly, all of the other money Centocor received from Lilly in connection with this transaction was for the licensing or sublicensing of Centoxin to Lilly. Accordingly, under the agreements between Centocor and CPII, the Class, including PWR&D, is entitled to 50% of this money. Alternatively, this money is revenue derived by Centocor from sales of Centoxin, and the Class, including PWR&D, is entitled to 8% of this money.

                       FIRST CAUSE OF ACTION
                       ---------------------
                       (BREACH OF CONTRACT)

          19. PWR&D realleges and incorporates paragraphs 1 through 18 of this Complaint as if alleged in full herein.

          20. Pursuant to the Partnership Purchase Agreement entered into between Centocor, CPII, Centocor Development Corporation II (the general partner of CPII) and each of the limited partners of CPII at the time Centocor purchased the limited partners' interests in CPII, Centocor owes the Class, as former limited partners of CPII, (a) 50% of license or sublicense revenues received by Centocor from the licensing and sublicensing to third parties of the right to make, have made, use or sell Centoxin, and (b) 8% of revenues received by Centocor from the

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sale or other disposition of Centoxin.  In a blatant subterfuge to prevent PWR&D, and the other members of the Class, from receiving what they are entitled to receive under the Partnership Purchase Agreement, Centocor has taken the untenable position that most of the payments received by Centocor from Lilly were not for the licensing or sublicensing of Centoxin. In fact, most of the payments received by Centocor from Lilly were for the licensing or sublicensing of Centoxin to Lilly; alternatively, and at a bare minimum, most of the payments were for the sale or other disposition of Centoxin.

          21.  The July 15, 1992 transaction between Centocor and
Lilly was a sale of licensing or sublicensing rights to Centoxin:

               a. Of the $50 million paid by Lilly to Centocor and denominated as primarily for reimbursement of expenses related to Centoxin, all of that payment was derived by Centocor from licensing or sublicensing the rights of Centoxin to Lilly. The Class members, including PWR&D, are entitled to 50% of this payment.

               b. Of the $50 million paid by Lilly to Centocor for two million shares of Centocor common stock, at least the $20 million premium above the then current market price was payment derived by Centocor from licensing or sublicensing the rights of Centoxin to Lilly. The Class members, including PWR&D, are entitled to 50% of that premium.

          22. In the alternative, the transaction with Lilly was predominately a sale or other disposition of Centoxin:

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               a.   Of the $50 million denominated as primarily
for "reimbursement" of expenses related to Centoxin, all or most of it was in the nature of an advance payment for Centoxin, reducing the price that Lilly would thereafter pay Centocor for Lilly's requirements for Centoxin.

               b.   Of the $50 million paid for two million
shares of Centocor common stock, at least the $20 million premium above the then current market price was all or largely actually advance payment for Centoxin, reducing the price that Lilly would thereafter pay Centocor for Lilly's requirements for Centoxin.

          23. The portions of these sums owing to the Class members, including PWR&D, have been outstanding since the last business day of September 1992, when they became due.

          24. Centocor's breach of its obligation to pay the Class members, including PWR&D, pursuant to the Partnership Purchase Agreement has caused them damages in an amount of at least $35 million, with the precise amount to be determined at trial.

                      SECOND CAUSE OF ACTION
                      ----------------------
          (BREACH OF DUTY OF GOOD FAITH AND FAIR DEALING)

          25. PWR&D realleges and incorporates paragraphs 1 through 18 of this Complaint as if alleged in full herein.

          26. This cause of action is alleged as an alternative to the first cause of action alleged in paragraphs 19 through 24 of this Complaint.

          27. Pursuant to the Partnership Purchase Agreement entered into between Centocor, CPII, Centocor Development

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Corporation II (the general partner of CPII) and each of the limited partners of CPII at the time Centocor purchased the limited partners' interests in CPII, Centocor owes PWR&D, and the other members of the Class, as former limited partners of CPII, a duty of good faith and fair dealing.

          28. In entering into this contract with Centocor pursuant to which Centocor purchased the limited partners' interest in CPII, PWR&D and the other members of the Class bargained for and secured the contractual right to receive future payments if Centocor were to license or sublicense to third parties the right to make, have made, use or sell Centoxin, or if Centocor were to sell or otherwise dispose of Centoxin. By structuring the arrangements with Lilly in the manner in which it did, Centocor acted in bad faith in order to deprive PWR&D, and the other members of the Class, of the benefit of the bargain they achieved when they entered into the Partnership Purchase Agreement with Centocor -- namely, the right to receive payments for the licensing or sublicensing or sale or other disposition of Centoxin.

          29. By reason of the foregoing, Centocor breached the duty of good faith and fair dealing which is an implied term in every contract. PWR&D and the other members of the Class have suffered damages by this breach in an amount of at least $35 million, with the precise amount to be determined at trial.

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                       THIRD CAUSE OF ACTION
                       ---------------------
            (BREACH OF CONTRACT FOR SALES OF CENTOXIN)

          30. PWR&D realleges and incorporates paragraphs 1 through 18 of this complaint as if alleged in full herein.

          31.  Centocor made sales of Centoxin during the period
July 31, 1992 through the first quarter of 1993 in an amount in excess of $4 million.

          32.  Pursuant to the Partnership Purchase Agreement,
Centocor owes the Class, as former limited partners of CPII, 8% of any revenues received by Centocor from the sale or other disposition of Centoxin.

          33. No part of the revenues from these sales of Centoxin was paid to the Class even though 8% of such revenues was due on the last business day of the calendar quarter in which they were earned.

          34. Centocor's breach of its obligation pursuant to the Partnership Purchase Agreement to pay the Class members, including PWR&D, revenues from these sales of Centoxin has caused the Class damages in an amount of at least $320,000.

     WHEREFORE, PWR&D asks this Court for a judgment:

     a. awarding the Class, including PWR&D, all damages suffered;

     b. awarding the Class, including PWR&D, interest on the money the Class, including PWR&D, is entitled to receive;

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     c.   awarding the Class, including PWR&D, all expenses,
including reasonable attorneys, fees in connection with this matter; and

     d. granting the Class, including PWR&D, such other and further relief as the Court may deem just and proper.

Dated:    July 12, 1995

                              MORVILLO, ABRAMOWITZ, GRAND,
                              IASON & SILBERBERG, P.C.
                              565 Fifth Avenue
                              New York,, New York  10017
                              Telephone:  (212) 856-9600
                              Telecopier: (212) 856-9494
                              Attorneys for Plaintiff

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